Exhibit 10.1

THIS DEED is made BETWEEN:

(1)         BICYCLETX LIMITED a company incorporated under the laws of England and Wales with company number 11036101 and its registered office at Building 900, Babraham Research Campus, Babraham, Cambridgeshire, CB22 3AT, United Kingdom (the “BicycleTX”); and

(2)         [EXECUTIVE NAME] of [executive address] (the “Executive”),

together, the “Parties”.

RECITALS:

(A) The Parties entered into a Service Agreement on [DATE] (the “Service Agreement”).

(B) The Service Agreement provides that the Executive’s salary be denominated in USD and converted to GBP and paid in GBP based on the USD/GBP Bank of England daily spot exchange rate, with the exchange rate being revised according to the prevailing Bank of England daily spot exchange rate applicable on 1 January of each year.

(C) The foreign exchange conversion practices of Bicycle Therapeutics plc, the parent company of BicycleTX, has changed and provides that salaries shall be calculated based on the trailing twelve-month average of the USD/GBP Bank of England daily spot exchange rate as of 1 January of each year (the “New Policy”).

(D) The Parties wish to amend the Service Agreement so that the Executive’s salary shall be converted from USD to GBP in accordance with the New Policy, effective on and from 1 January 2020.

IT IS AGREED as follows:

1. The Parties hereby agree that the Service Agreement shall be amended such that, effective on and from 1 January 2020, the Executive’s salary shall be converted from USD to GBP in accordance with the New Policy.

2. Save as provided herein, the terms of the Service Agreement shall remain in full force and effect.

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Executed and delivered as a Deed by BICYCLETX LIMITED acting by a director:

d
(Director)

on: day of ____2020

in the presence of:

Witness Name:

Witness Address:

Executed and delivered as a Deed by [EXECUTIVE NAME]:

Name:

on: day of ____2020

in the presence of:

Witness Name:

Witness Address: